NEWS RELEASE
April 23, 2009
FOR IMMEDIATE RELEASE	Contact: Michael J. Blodnick
(406) 751-4701
Ron J. Copher
(406) 751-7706

GLACIER BANCORP, INC.
EARNINGS FOR QUARTER ENDED MARCH 31, 2009

HIGHLIGHTS:
•	Net earnings for the quarter of $15.779 million.
•	Diluted earnings per share of $.26.
•	Loans increased $31 million for the quarter, or 3 percent annualized.
•	Deposit growth of $32 million for the quarter, or 4 percent annualized.
•	Tangible stockholders’ equity increased $134 million, up 34 percent from last year’s first quarter.
•	Net interest income increased $12 million, up 24 percent from last year’s first quarter.
•	Net interest margin (tax equivalent) of 4.92 percent, up 11 basis points from the prior quarter, and up 38 basis points from last year’s first quarter.
•	Non-interest income increased $2 million, up 11 percent from the prior quarter.
•	Efficiency ratio of 51 percent for the quarter, an improvement of 4 percentage points from last year’s first quarter.

Earnings Summary	Three months
($ in thousands, except per share data)	ended March 31,
	(unaudited)	(unaudited)
	2009	2008

Net earnings	$15,779	$17,399
Diluted earnings per share	$0.26	$0.32
Return on average assets (annualized)	1.15%	1.46%
Return on average equity (annualized)	9.27%	12.98%

KALISPELL, MONTANA - Glacier Bancorp, Inc. (Nasdaq GS: GBCI) reported net earnings of $15.779 million for the first quarter, a decrease of $1.620 million, or 9 percent, from the $17.399 million for the first quarter of 2008.  Diluted earnings per share of $.26 for the quarter decreased 19 percent from the diluted earnings per share of $.32 for the same quarter of 2008, reflecting the increase of 7.434 million shares, or 14 percent, in average outstanding shares on a diluted basis over last year’s first quarter. Annualized return on average assets and return on average equity for the first quarter were 1.15 percent and 9.27 percent, which compares with prior year returns for the first quarter of 1.46 percent and 12.98 percent, respectively.

“The operating climate for banks remains challenging, nonetheless the Company generated decent first quarter results,” said Mick Blodnick, President and Chief Executive Officer.  “Improved operating efficiency, growth in our net interest margin and increased capital ratios continued to provide a solid base during these tough times.”

As reflected in the following table, total assets at March 31, 2009 were $5.581 billion, which is $27 million greater than the total assets of $ 5.554 billion at December 31, 2008 and an increase of $746 million, or 15 percent, over the total assets of $4.835 billion at March 31, 2008.

	March 31,	December 31,	March 31,	$ change from	$ change from
	2009	2008	2008	December 31,	March 31,
Assets ($ in thousands)	(unaudited)	(audited)	(unaudited)	2008	2008

Cash on hand and in banks	$110,220	$125,123	$113,016	$(14,903)	(2,796)
Investments, interest bearing deposits, FHLB stock, FRB stock, and Fed Funds	1,007,283	1,000,224	764,067	7,059	243,216
Loans:
Real estate	847,245	838,375	720,108	8,870	127,137
Commercial	2,607,655	2,575,828	2,312,359	31,827	295,296
Consumer and other	705,805	715,990	649,401	(10,185)	56,404
Total loans	4,160,705	4,130,193	3,681,868	30,512	478,837
Allowance for loan and lease losses	(83,777)	(76,739)	(56,680)	(7,038)	(27,097)
Total loans net of allowance for loan and lease losses	4,076,928	4,053,454	3,625,188	23,474	451,740
Other assets	386,369	375,169	332,601	11,200	53,768
Total Assets	$5,580,800	$5,553,970	4,834,872	$26,830	745,928

At March 31, 2009, total loans were $4.161 billion, an increase of $31 million, or 74 basis points (3 percent annualized) over total loans of $4.130 billion at December 31, 2008.  Commercial loans grew the most with an increase of $32 million, or 1 percent, followed by real estate loans, increasing by $9 million, or 1 percent, while consumer loans, which are primarily comprised of home equity loans, decreased $10 million, or 1 percent from the fourth quarter of 2008.  Total loans increased $479 million, or 13 percent from March 31, 2008.  Since prior year, commercial loans have increased $295 million, or 13 percent, real estate loans grew by $127 million, or 18 percent, and consumer loans increased $56 million, or 9 percent.

Investment securities, including interest bearing deposits in other financial institutions and federal funds sold, have increased $243 million, or 32 percent, from March 31, 2008 and have increased $7 million, or 1 percent, from December 31, 2008.  Investment securities represented 18 percent of total assets at March 31, 2009 versus 16 percent of total assets the prior year.

	March 31,	December 31,	March 31,	$ change from	$ change from
	2009	2008	2008	December 31,	March 31,
Liabilities ($ in thousands)	(unaudited)	(audited)	(unaudited)	2008	2008

Non-interest bearing deposits	$743,552	$747,439	$770,456	$(3,887)	(26,904)
Interest bearing deposits	2,551,180	2,515,036	2,388,483	36,144	162,697
Advances from Federal Home Loan Bank	225,695	338,456	472,761	(112,761)	(247,066)
Securities sold under agreements to repurchase and other borrowed funds	1,210,778	1,110,731	492,189	100,047	718,589
Other liabilities	47,461	44,331	49,476	3,130	(2,015)
Subordinated debentures	120,149	121,037	118,559	(888)	1,590
Total liabilities	$4,898,815	$4,877,030	4,291,924	$21,785	606,891

As of March 31, 2009, non-interest bearing deposits decreased $27 million, or 3 percent, since March 31, 2008, and decreased $4 million, or 1 percent, since December 31, 2008.  Interest bearing deposits increased $36 million, or 1 percent from December 31, 2008.  Since March 31, 2008, interest bearing deposits increased $163 million, or 7 percent.  Federal Home Loan Bank (“FHLB”) advances at March 31, 2009 decreased $247 million, or 52 percent, from March 31, 2008 and decreased $113 million, or 33 percent, from December 31, 2008.  Repurchase agreements and other borrowed funds were $1.2 billion at March 31, 2009, an increase of $719 million, or 146 percent, from March 31, 2008, and an increase of $100 million, or 9 percent, from December 31, 2008.  Included in this latter category are U.S. Treasury Tax and Loan funds of $3.5 million at March 31, 2009, a decrease of $238 million from March 31, 2008, and a decrease of $2.5 million from December 31, 2008.  Also, included in this category are Federal Reserve Bank discount window borrowings of $1 billion at March 31, 2009, an increase of $948 million from March 31, 2008, and an increase of $91 million from December 31, 2008.

	March 31,	December 31,	March 31,	$ change from	$ change from
Stockholders' equity	2009	2008	2008	December 31,	March 31,
($ in thousands except per share data)	(unaudited)	(audited)	(unaudited)	2008	2008

Common equity	$689,041	$678,183	$538,665	$10,858	150,376
Accumulated other comprehensive (loss) income	(7,056)	(1,243)	4,283	(5,813)	(11,339)
Total stockholders' equity	681,985	676,940	542,948	5,045	139,037
Core deposit intangible, net, and goodwill	(158,498)	(159,765)	(153,485)	1,267	(5,013)
Tangible stockholders' equity	$523,487	$517,175	$389,463	$6,312	134,024

Stockholders' equity to total assets	12.22%	12.19%	11.23%
Tangible stockholders' equity to total tangible assets	9.65%	9.59%	8.32%
Book value per common share	$11.09	$11.04	$10.07	$0.05	1.02
Tangible book value per common share	$8.51	$8.43	$7.22	$0.08	1.29
Market price per share at end of period	$15.71	$19.02	$19.17	$(3.31)	(3.46)

Total stockholders’ equity and book value per share amounts have increased $139 million and $1.02 per share, respectively, from March 31, 2008, the result of earnings retention and exercised stock options, stock issued in connection with the Bank of the San Juans acquisition, and $94 million in net proceeds from the Company’s November equity offering of 6,325,000 shares of common stock at a price of $15.50 per share.  Tangible stockholders equity has increased $134 million, or 34 percent since March 31, 2008, with tangible stockholders’ equity at 9.65 percent of total tangible assets at March 31, 2009, up from 8.32 percent at March 31, 2008.  Accumulated other comprehensive income, representing net unrealized gains or losses (net of tax) on investment securities designated as available for sale, decreased $11 million from March 31, 2008.

Operating Results for Three Months Ended March 31, 2009
Compared to December 31, 2008 and March 31, 2008

Revenue summary
($ in thousands)	Three months ended
	March 31,	December 31,	March 31,
	2009	2008	2008
	(unaudited)	(unaudited)	(unaudited)
Net interest income
Interest income	$75,532	$76,707	$76,016
Interest expense	15,154	18,599	27,387
Net interest income	60,378	58,108	48,629

Non-interest income
Service charges, loan fees, and other fees	10,179	11,522	10,961
Gain on sale of loans	6,150	3,195	3,880
Gain on investments	-	-	248
Other income	1,048	920	1,173
Total non-interest income	17,377	15,637	16,262
	$77,755	$73,745	$64,891

Tax equivalent net interest margin	4.92%	4.81%	4.54%

($ in thousands)	$ change from	$ change from	% change from	% change from
	December 31,	March 31,	December 31,	March 31,
	2008	2008	2008	2008
Net interest income
Interest income	$(1,175)	$(484)	-2%	-1%
Interest expense	$(3,445)	$(12,233)	-19%	-45%
Net interest income	2,270	11,749	4%	24%

Non-interest income
Service charges, loan fees, and other fees	(1,343)	(782)	-12%	-7%
Gain on sale of loans	2,955	2,270	92%	59%
Gain on investments	-	(248)	n/m	-100%
Other income	128	(125)	14%	-11%
Total non-interest income	1,740	1,115	11%	7%
	$4,010	$12,864	5%	20%
n/m - not measurable

Net Interest Income
Net interest income for the quarter increased $12 million, or 24 percent, over the same period in 2008. Interest income for the current quarter increased $2 million, or 4 percent, with interest expense decreasing $3 million, or 19 percent, compared to the prior quarter.  While total interest income has decreased by $484 thousand, or 1 percent, from the same period last year, total interest expense has decreased by $12 million, or 45 percent, from the same period last year.  The decrease in total interest expense is primarily attributable to rate decreases in interest bearing deposits and lower cost borrowings.  The net interest margin as a percentage of earning assets, on a tax equivalent basis, was 4.92 percent which is 11 basis points higher than the 4.81 percent achieved for the prior quarter and 38 basis points higher than the 4.54 percent result for the first quarter of 2008.  “The continued improvement in the net interest margin reflects the banks managing their balance sheets by reducing funding costs while largely maintaining yields on earning assets,” said Ron Copher, Chief Financial Officer.

Non-interest Income
Non-interest income for the quarter increased $2 million, or 11 percent, from the prior quarter, and increased $1 million, or 7 percent, over the same period in 2008.  Fee income decreased $1.3 million, or 12 percent, during the quarter, compared to the decrease of $782 thousand, or 7 percent, over the same period last year.  Gain on sale of loans increased $3 million, or 92 percent, for the quarter and increased $2 million, or 59 percent, over the same period last year.

Non-interest expense summary	Three months ended
($ in thousands)	March 31,	December 31,	March 31,
	2009	2008	2008
	(unaudited)	(unaudited)	(unaudited)

Compensation and employee benefits	$21,944	$18,775	$21,097
Occupancy and equipment expense	5,895	5,923	5,133
Advertising and promotion expense	1,724	1,675	1,539
Outsourced data processing	671	638	667
Core deposit intangibles amortization	774	741	779
Other expenses	8,618	8,340	6,398
Total non-interest expense	$39,626	$36,092	$35,613

($ in thousands)	$ change from	$ change from	% change from	% change from
	December 31,	March 31,	December 31,	March 31,
	2008	2008	2008	2008

Compensation and employee benefits	$3,169	$847	17%	4%
Occupancy and equipment expense	(28)	762	0%	15%
Advertising and promotion expense	49	185	3%	12%
Outsourced data processing	33	4	5%	1%
Core deposit intangibles amortization	33	(5)	4%	-1%
Other expenses	278	2,220	3%	35%
Total non-interest expense	$3,534	$4,013	10%	11%

Non-interest Expense
Non-interest expense increased by $3.5 million, or 10 percent from the prior quarter, including a $3.2 million, or 17 percent increase in compensation and employee benefits expense.  The prior quarter compensation and employee benefits included significant reductions in commissions tied to production, as well as significant reductions in bonuses and employee benefits tied to Company performance.  The current quarter increase in compensation and employee benefits also reflects increased staffing with the number of full-time equivalent employees increasing from 1,571 to 1,610 during the quarter, and increasing from 1,510 since the end of the 2008 first quarter.

Non-interest expense increased by $4.0 million, or 11 percent from the same quarter of 2008, including a $2.2 million, or 35 percent increase in other expenses.  The increase in other expenses includes $931 thousand in FDIC insurance premiums, $395 thousand in outside legal, accounting, and audit firm expense, $263 thousand loss from sales of other real estate owned, $190 thousand expense associated with repossessed assets, and a non-recurring payment of $169 thousand to the pension plan of the former North Side State Bank prior to terminating the plan in March 2009.  North Side State Bank was acquired in April 2007 and immediately merged into 1st Bank, the Company’s subsidiary in Evanston, Wyoming.  Occupancy and equipment expense has increased $762 thousand, or 15 percent, since March 31, 2008, reflecting the cost of additional branch locations and facility upgrades.  Advertising and promotion expense increased $185 thousand, or 12 percent, from the same quarter of 2008, such increase attributable to branch promotions and the banks continuing focus on attracting and retaining non-interest bearing and other low cost deposits.

Efficiency Ratio
The efficiency ratio (non-interest expense / net interest income plus non-interest income) was 51 percent for the quarter, compared to 55 percent for the 2008 first quarter, a four percentage point improvement.  “The improvement in both net interest income and non-interest income in the current quarter compared to the 2008 first quarter contributed significantly to the improved efficiency ratio,” said Copher.

	March 31,	December 31,	March 31,
Credit quality information	2009	2008	2008
($ in thousands)	(unaudited)	(audited)	(unaudited)

Allowance for loan and lease losses - beginning of period	$76,739	54,413	54,413
Provision	15,715	28,480	2,500
Acquisition	-	2,625	-
Charge-offs	(8,994)	(9,839)	(408)
Recoveries	317	1,060	175
Allowance for loan and lease losses - end of period	$83,777	76,739	56,680

Real estate and other assets owned	$18,985	11,539	2,098
Accruing Loans 90 days or more overdue	4,439	8,613	4,717
Non-accrual loans	92,288	64,301	21,747
Total non-performing assets	$115,712	84,453	28,562

Allowance for loan and lease losses as a percentage of non-performing assets	72%	91%	198%

Non-performing assets as a percentage of total bank assets	1.97%	1.46%	0.57%

Allowance for loan and lease losses as a percentage of total loans	2.01%	1.86%	1.54%

Net charge-offs as a percentage of total loans	(0.209)%	(0.213)%	(0.006)%

Accruing Loans 30-89 days or more overdue	$66,534	54,787	32,152

Allowance for Loan and Lease Losses and Non-performing Assets
At March 31, 2009, the allowance for loan and lease losses was $83.777 million, an increase of $27 million, or 48 percent, from a year ago.  The current quarter provision for loan loss expense was $15.7 million, an increase of $13.2 million from the same quarter in 2008.  Charged-off loans for the current quarter exceeded recoveries of previously charged-off loans by $8.7 million.  Loan portfolio growth, composition, average loan size, credit quality considerations, and other environmental factors will determine the level of additional provision expense.

Most of the Company’s non-performing assets are secured by real estate.  Based on the most current information available to management, including updated appraisals where appropriate, the Company believes the value of the underlying real estate collateral is adequate to minimize significant charge-offs or loss to the Company.  For collateral dependent loans, impairment is measured by the fair value of the collateral.

The allowance was 2.01 percent of total loans outstanding at March 31, 2009, up from 1.54 percent at the prior year quarter end, and up from 1.86 percent at December 31, 2008.  The allowance was 72 percent of non-performing assets at March 31, 2009, down from 91 percent for the prior quarter end and down from 198 percent a year ago.  Non-performing assets as a percentage of total bank assets at March 31, 2009 were at 1.97 percent, up from 1.46 percent as of December 31, 2008, and up from .57 percent at March 31, 2008.  “As expected, we saw higher levels of non-performing assets and delinquencies during the quarter.   In addition, our net charge-offs were at much higher levels than we have historically experienced,” Blodnick said.  “We don’t see any material improvement in credit quality in the near term in the current economy and will continue to focus on managing and controlling our credit quality.”

Acquisition Announced
On February 9, 2009, the Company announced a definitive agreement to acquire First Company and its subsidiary First National Bank & Trust, a community bank based in Powell, Wyoming.  First National Bank & Trust has three branch locations in Powell, Cody, and Lovell, Wyoming.  As of December 31, 2008, First National Bank & Trust had total assets of $282 million.  Upon completion of the transaction, which is subject to regulatory approval and other customary conditions of closing, First National Bank & Trust will become a wholly-owned subsidiary of the Company.  The transaction is expected to close in the second quarter.

Merger of Bank Subsidiaries
On February 1, 2009, First National Bank of Morgan merged into 1st Bank resulting in operations being conducted under the 1st Bank charter.  Prior period activity of Morgan has been combined and included in 1st Bank’s historical results.  The merger was accounted for as a combination of two wholly-owned subsidiaries without acquisition accounting.

Cash Dividend
On March 25, 2009, the board of directors declared a cash dividend of $.13 per share, payable April 16, 2009 to shareholders of record on April 7, 2009.

About Glacier Bancorp, Inc.
Glacier Bancorp, Inc. is a regional multi-bank holding company providing commercial banking services in 54 communities in Montana, Idaho, Utah, Washington, Wyoming and Colorado.  Glacier Bancorp, Inc. is headquartered in Kalispell, Montana, and conducts its operations principally through ten community bank subsidiaries.  These subsidiaries include six Montana banks: Glacier Bank of Kalispell, First Security Bank of Missoula, Valley Bank of Helena, Big Sky Western Bank of Bozeman, Western Security Bank of Billings, First Bank of Montana of Lewistown; as well as Mountain West Bank in Idaho, Utah and Washington; 1st Bank in Wyoming and Utah, Citizens Community Bank in Idaho, and Bank of the San Juans in Colorado.

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, statements about management’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations in the forward-looking statements, including those set forth in this news release:

▪	the risks associated with lending and potential adverse changes in credit quality;
▪	increased loan delinquency rates;
▪	the risks presented by a continued economic slowdown, which could adversely affect credit quality, loan collateral values, investment values, liquidity levels, and loan originations;
▪	changes in market interest rates, which could adversely affect our net interest income and profitability;
▪	legislative or regulatory changes that adversely affect our business or our ability to complete pending or prospective future acquisitions;
▪	costs or difficulties related to the integration of acquisitions;
▪	reduced demand for banking products and services;
▪	the risks presented by public stock market volatility, which could adversely affect the Company’s stock value and the ability to raise capital in the future;
▪	competition from other financial services companies in our markets; and
▪	the Company’s success in managing risks involved in the foregoing.

The Company does not undertake any obligation to publicly correct or update any forward-looking statement if we later become aware that it is not likely to be achieved.

Visit our website at www.glacierbancorp.com

GLACIER BANCORP, INC.
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION

	March 31,	December 31,	March 31,
($ in thousands except per share data)	2009	2008	2008
	(unaudited)	(audited)	(unaudited)
Assets:
Cash on hand and in banks	$110,220	125,123	113,016
Federal funds sold	27,520	6,480	135
Interest bearing cash deposits	14,122	3,652	72,662

Investment securities, available-for-sale	965,641	990,092	691,270

Net loans receivable:
Real estate loans	847,245	838,375	720,108
Commercial loans	2,607,655	2,575,828	2,312,359
Consumer and other loans	705,805	715,990	649,401
Allowance for loan and lease losses	(83,777)	(76,739)	(56,680)
Total loans, net	4,076,928	4,053,454	3,625,188

Premises and equipment, net	135,688	133,949	124,183
Real estate and other assets owned, net	18,985	11,539	2,098
Accrued interest receivable	28,143	28,777	25,900
Deferred tax asset	17,948	14,292	-
Core deposit intangible, net	12,239	13,013	13,184
Goodwill	146,259	146,752	140,301
Other assets	27,107	26,847	26,935
Total assets	$5,580,800	5,553,970	4,834,872

Liabilities and stockholders' equity:
Non-interest bearing deposits	$743,552	747,439	770,456
Interest bearing deposits	2,551,180	2,515,036	2,388,483
Advances from Federal Home Loan Bank	225,695	338,456	472,761
Securities sold under agreements to repurchase	199,669	188,363	191,369
Federal Reserve Discount Window	1,005,000	914,000	57,000
U.S. Treasury Tax & Loan	3,545	6,067	241,665
Other borrowed funds	2,564	2,301	2,155
Accrued interest payable	8,675	9,751	11,116
Deferred tax liability	-	-	932
Subordinated debentures	120,149	121,037	118,559
Other liabilities	38,786	34,580	37,428
Total liabilities	4,898,815	4,877,030	4,291,924

Preferred shares, $.01 par value per share. 1,000,000 shares authorized None issued or outstanding..	-	-	-
Common stock, $.01 par value per share. 117,187,500 shares authorized	615	613	539
Paid-in capital	494,874	491,794	378,547
Retained earnings - substantially restricted	193,552	185,776	159,579
Accumulated other comprehensive (loss) income	(7,056)	(1,243)	4,283
Total stockholders' equity	681,985	676,940	542,948
Total liabilities and stockholders' equity	$5,580,800	5,553,970	4,834,872
Number of shares outstanding	61,509,818	61,331,273	53,918,813
Book value of equity per share	11.09	11.04	10.07

GLACIER BANCORP, INC.
CONSOLIDATED STATEMENT OF OPERATIONS

	Three months ended March 31,
($ in thousands except per share data)	2009	2008
	(unaudited)	(unaudited)
Interest income:
Real estate loans	$14,341	12,592
Commercial loans	37,966	42,533
Consumer and other loans	11,339	12,107
Investment securities and other	11,886	8,784
Total interest income	75,532	76,016

Interest expense:
Deposits	10,134	16,869
Federal Home Loan Bank advances	1,819	5,718
Securities sold under agreements to repurchase	594	1,341
Subordinated debentures	1,907	1,873
Other borrowed funds	700	1,586
Total interest expense	15,154	27,387

Net interest income	60,378	48,629
Provision for loan losses	15,715	2,500
Net interest income after provision for loan losses	44,663	46,129

Non-interest income:
Service charges and other fees	9,019	9,471
Miscellaneous loan fees and charges	1,160	1,490
Gain on sale of loans	6,150	3,880
Gain on sale of investments	-	248
Other income	1,048	1,173
Total non-interest income	17,377	16,262
Non-interest expense:
Compensation, employee benefits and related expenses	21,944	21,097
Occupancy and equipment expense	5,895	5,133
Advertising and promotion expense	1,724	1,539
Outsourced data processing expense	671	667
Core deposit intangibles amortization	774	779
Other expenses	8,618	6,398
Total non-interest expense	39,626	35,613
Earnings before income taxes	22,414	26,778

Federal and state income tax expense	6,635	9,379
Net earnings	$15,779	17,399

Basic earnings per share	0.26	0.32
Diluted earnings per share	0.26	0.32
Dividends declared per share	0.13	0.13
Return on average assets (annualized)	1.15%	1.46%
Return on average equity (annualized)	9.27%	12.98%
Average outstanding shares - basic	61,460,619	53,849,608
Average outstanding shares - diluted	61,468,167	54,034,186

AVERAGE BALANCE SHEET	For the three months ended 3-31-09
(Unaudited - $ in Thousands)		Interest	Average
	Average Balance	and Dividends	Yield/ Rate
ASSETS
Real Estate Loans	$856,049	14,341	6.70%
Commercial Loans	2,593,490	37,966	5.94%
Consumer and Other Loans	707,260	11,339	6.50%
Total Loans	4,156,799	63,646	6.21%
Tax -Exempt Investment Securities (1)	425,283	5,331	5.01%
Other Investment Securities	587,091	6,555	4.47%
Total Earning Assets	5,169,173	75,532	5.84%
Goodwill and Core Deposit Intangible	159,341
Other Non-Earning Assets	228,322
TOTAL ASSETS	$5,556,836

LIABILITIES AND STOCKHOLDERS' EQUITY
NOW Accounts	$507,950	557	0.45%
Savings Accounts	287,454	272	0.38%
Money Market Accounts	759,856	2,412	1.29%
Certificates of Deposit	947,504	6,893	2.95%
FHLB Advances	336,790	1,819	2.19%
Repurchase Agreements and Other Borrowed Funds	1,269,324	3,201	1.02%
Total Interest Bearing Liabilities	4,108,878	15,154	1.50%
Non-interest Bearing Deposits	718,290
Other Liabilities	39,737
Total Liabilities	4,866,905

Common Stock	614
Paid-In Capital	493,597
Retained Earnings	191,202
Accumulated Other
Comprehensive (Loss)	4,518
Total Stockholders' Equity	689,931
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,556,836

Net Interest Income		$60,378
Net Interest Spread			4.34%
Net Interest Margin			4.74%
Net Interest Margin (Tax Equivalent)			4.92%
Return on Average Assets (annualized)			1.15%
Return on Average Equity (annualized)			9.27%

(1) Excludes tax effect of $2,360 thousand on non-taxable investment security income